As filed with the Securities and Exchange Commission on January 7 , 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

98-0509431
(I.R.S. Employer Identification No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian District, Shenzhen, China 518034
(86) 755-8351-0888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guoshen Tu
Chairman and CEO
13/F, Shenzhen Special Zone Press Tower Shennan Road
Futian District, Shenzhen, China 518034
(86) 755-8351-0888
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

With copies to:
Louis A. Bevilacqua, Esq.
Joseph R. Tiano, Esq.
Thomas M. Shoesmith, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, D.C. 20037
(202) 663-8000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

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     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(3)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	1,451,379	$11,364,298	$811

(1)

In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on $7.83, the average of the high and low prices for the common stock as reported on the New York Stock Exchange on January 4, 2010.

(3)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 7, 2010

PRELIMINARY PROSPECTUS

1,451,379 SHARES OF COMMON STOCK
OFFERED BY THE SELLING STOCKHOLDER

This prospectus relates to 1,451,379 shares of our common stock that may be sold from time to time by the selling stockholder named under the caption “Selling Stockholders” in this prospectus. We will not receive any proceeds from the sales by the selling stockholder.

The shares of our common stock may be offered through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. The timing and amount of any sale are within the sole discretion of the selling stockholder, subject to certain restrictions. See “Plan of Distribution.” Our common stock is listed on the New York Stock Exchange and Nasdaq Dubai under the symbol “CSR.” On January 4, 2010, the closing sale price of our common stock as reported on the New York Stock Exchange was $7.81.

Pursuant to a notes purchase agreement, we agreed to file the shelf registration statement of which this prospectus is a part, to cover the resale of 1,451,379 shares of our common stock issued to the selling stockholder.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about risk factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                       , 2010

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
USE OF TERMS	1
PROSPECTUS SUMMARY	2
FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	4
WHERE YOU CAN FIND ADDITIONAL INFORMATION	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
USE OF PROCEEDS	7
DIVIDEND POLICY	7
SELLING STOCKHOLDER	7
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	10
EXPERTS	10

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, free writing prospectus or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer shares of our common stock owned by it. Each time the selling stockholder offers shares of common stock under this prospectus, it is required to provide to potential purchasers a copy of this prospectus and, if applicable, a copy of a prospectus supplement or free writing prospectus. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find Additional Information” for more information.

USE OF TERMS

Except as otherwise indicated by the context, references in this prospectus to “CSR,” “we,” “us,” “our,” “our Company,” or “the Company” are to China Security & Surveillance Technology, Inc., a Delaware corporation and its consolidated subsidiaries. The terms “CSR,” “we,” “us,” “our,” “our Company,” or “the Company” in each case do not include the selling stockholder.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus and the reports and other filings incorporated by reference carefully, including the “Risk Factors” section and our consolidated financial statements and the notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any subsequent SEC filings.

Our Company

China Security & Surveillance Technology, Inc. is a Delaware holding company whose China-based operating subsidiaries are primarily engaged in manufacturing, distributing, installing and servicing surveillance and safety products and systems and developing surveillance and safety related software in China. Our customers are mainly comprised of (i) commercial entities (including airports, hotels, real estate, banks, mines, railways, supermarkets and entertainment venues) and (ii) governmental entities (including customs agencies, courts, public security bureaus and prisons).

We generate revenues from three primary operating segments: our systems installation business, our surveillance and safety products manufacturing business and our distribution business. Because a majority of our revenues are derived from system installations, a substantial portion of our revenues are generally non-recurring. Our revenues are not concentrated within any one customer or group of related customers.

Our sales network covers most of China’s populated areas and we do not rely on any particular region for our business. Our subsidiaries collectively have over 150 branch offices and distribution points.

We were incorporated in the British Virgin Islands on April 8, 2002 under the name “Apex Wealth Enterprises Limited” as a corporation under the International Business Companies Ordinance of 1984. In November 2006, we changed our domicile from the British Virgin Islands to Delaware by merging the British Virgin Islands corporation into a newly incorporated Delaware corporation named China Security & Surveillance Technology, Inc. Prior to our reverse acquisition of China Safetech Holdings Limited in September 2005, we were a development stage enterprise and had not yet generated any revenues. From and after the reverse acquisition, our business became the business of our indirect, wholly owned subsidiaries in the People’s Republic of China (“PRC”).

The Offering

Common stock offered by the selling stockholder	1,451,379 shares

Use of proceeds	All of the proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock covered by this prospectus. See “Use of Proceeds.”

New York Stock Exchange and Nasdaq Dubai Symbol	Our common stock is quoted on the New York Stock Exchange and Nasdaq Dubai under the symbol “CSR.”

Risk Factor	You should read “Risk Factors” for a discussion of factors that you should consider carefully before deciding whether to purchase shares of our common stock.

Additional Information

Our corporate headquarters are located at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, China, 518034. Our telephone number is (86) 755-8351-0888. We maintain a website at www.csst.com that contains information about our Company, but that information is not a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the important factors set forth below and in the documents incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent SEC filings before investing in our common stock. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in us.

Covenants in our debt instruments restrict or prohibit our ability to engage in or enter into a variety of transactions.

On September 2, 2009, we issued the Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes in an aggregate principal amount of $50.0 million and Tranche B Zero Coupon Guaranteed Senior Unsecured Notes in an aggregate principal amount of $84.0 million and entered into indentures and a second amended and restated investor rights agreement, relating to the purchase and sale of these notes. The Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes were paid off in November 2009. Tranche B Zero Coupon Guaranteed Senior Unsecured Notes are referred to in this prospectus as the “Notes.”

The indenture governing the Notes contains various covenants that may limit our discretion in operating our business. In particular, we are limited in our ability to merge, consolidate or transfer substantially all of our assets, issue stock of subsidiaries, incur additional debt and create liens on our assets to secure debt. In addition, if there is default, and we do not maintain certain financial covenants or we do not maintain borrowing availability in excess of certain pre-determined levels, we may be unable to incur additional indebtedness, make restricted payments (including paying cash dividends on our capital stock) or redeem or repurchase our capital stock.

The indenture governing the Notes requires us to maintain certain financial ratios and limit our ability to make capital expenditures. These covenants and ratios could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities and to fund our operations. Any future debt could also contain financial and other covenants more restrictive than those imposed under the indenture governing the Notes.

The Notes and their corresponding debt could have significant consequences to investors. For example, they could:

  limit our ability to obtain additional financing for working capital, capital expenditures, and other general corporate requirements;
  increase our vulnerability to general adverse economic and industry conditions;
  require us to sell assets to reduce indebtedness or influence our decisions about whether to do so;
  restrict us from making strategic acquisitions or pursuing business opportunities;
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
  limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; and
  place us at a competitive disadvantage compared to competitors that may have proportionately less debt.

Under the indenture governing the Notes, the Company is obligated to repay the principal amount of the Notes in six consecutive semi-annual installments, starting March 2, 2010. Our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows, and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business, and other factors, many of which are beyond our control. If our cash flows and capital resources are insufficient to fund our debt obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital, restructure our debt, or declare bankruptcy. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, we may be forced to sell at an unfavorable price.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling stockholder are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling stockholder. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholder pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those held by non-affiliates for a period of six months, calculated pursuant to Rule 144.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information regarding our company and the securities offered by this prospectus, we refer you to the registration statement, including the exhibits thereto. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus.

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed March 5, 2009;
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009, and September 30, 2009;
  Our definitive proxy statement related to our 2009 annual meeting of stockholders held on June 18, 2009, filed April 30, 2009;
  Our Current Reports on Form 8-K filed on January 16, 2009, January 16, 2009, August 21, 2009, August 27, 2009, September 3, 2009, October 5, 2009 and October 23, 2009; and
  The description of our common stock, $0.0001 par value per share, contained in our Registration Statement on Form 8-A filed on October 26, 2007 pursuant to Section 12(b) of the Exchange Act.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number: Samuel Lo, China Security & Surveillance Technology, Inc., 13/F, Shenzhen Special Zone Press Tower Shennan Road, Futian District, Shenzhen, China 518034, telephone: (86) 755-8351-0888. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You may read and copy all materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, all reports and documents that we have filed with the SEC can be obtained from the SEC’s Internet Site at http://www.sec.gov, or by visiting the “Investor Relations” section of our website at www.csst.com.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being sold by the selling stockholder. We will not receive any proceeds from the sale of shares sold in this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

SELLING STOCKHOLDER

The selling stockholder, or its transferees, donees or successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholder may offer its shares for sale under this prospectus, if any.

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholder, sets forth the information regarding the beneficial ownership of outstanding shares of our common stock by the selling stockholder and the shares that it may sell or otherwise dispose of from time to time under this prospectus. Information concerning the selling stockholder may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 4, 2010 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.

The percentage of beneficial ownership is based on 67,866,730 shares of common stock outstanding on January 4, 2010. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by it.

Percentage
		Shares of		of Common
	Beneficial	Common	Beneficial	Stock
	Ownership	Stock	Ownership	Owned
	Before the	Included in	After the	After
Name and Address	Offering	Prospectus	Offering (1)	Offering (1)
Citadel Equity Fund Ltd. (2)	2,925,642(3)	1,451,379	1,474,263	2.2%

(1) Assuming that all securities offered are sold.
(2) Citadel Investment Group, L.L.C. ("CIG"), provides general administrative and investment-related services to its affiliated entities. Kenneth Griffin, a natural person, is the President and Chief Executive Officer of CIG. Citadel Advisors LLC is the portfolio manager of Citadel Equity Fund Ltd. and in such capacity, makes all investment decisions for such entity.
(3) Includes 22,884 shares owned by Citadel Derivates Trading Ltd. Citadel Advisors LLC is the portfolio manager for Citadel Derivates Trading Ltd. and in such capacity, makes all investment decisions for such entity.

PLAN OF DISTRIBUTION

The selling stockholder, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account; - an exchange distribution in accordance with the rules of the applicable exchange; - privately negotiated transactions;

- short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

- any other method permitted pursuant to applicable law; and

- a combination of any of the foregoing methods of sale.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of shares of our common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholder” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2008, 2007 and 2006 incorporated by reference in this prospectus have been audited by GHP Horwath, P.C., an independent registered public accounting firm, and are incorporated in reliance upon their report dated March 5, 2009, given upon such firm’s authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the issuance and distribution of the securities being registered hereby:

Amount to
be
Paid*
SEC Registration Fee	$634
Printing Fees and Expenses	$5,000
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$2,000
Total	$27,634

* All amount shown herein, except the SEC registration fee, are estimated and may vary based upon, among other things, the number of issuances and amount of securities offered. We will pay all of these expenses.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our bylaws provide for the indemnification to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director, officer, employee, or agent, or serves or served any other enterprise as a director, officer, employee, or agent at our request. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, China on January 7, 2010.

China Security & Surveillance Technology, Inc.

By: /s/ Guoshen Tu
Guoshen Tu
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of China Security & Surveillance Technology, Inc., hereby severally constitute and appoint Guoshen Tu and Terence Yap, and each of them acting alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 7, 2010.

SIGNATURE	TITLE

/s/ Guoshen Tu	Chairman, Chief Executive Officer and Director
Guoshen Tu	(Principal Executive Officer)

/s/ Terence Yap	Chief Financial Officer and Director
Terence Yap	(Principal Financial Officer and Principal Accounting Officer)

/s/ Runsen Li	Director
Runsen Li

/s/ Peter Mak	Director
Peter Mak

/s/ Robert Shiver	Director
Robert Shiver

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of the registrant (incorporated by reference to the registrant’s Registration Statement on Form S-4 (Registration No. 333-137752), filed with the SEC on October 3, 2006).
3.2

Certificate of Amendment of Certificate of Incorporation of the registrant, filed with the Secretary of State of the State of Delaware on February 4, 2008 (incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on February 5, 2008).

3.3	By-laws of the registrant (incorporated by reference to the registrant’s Registration Statement on Form S-4 (Registration No. 333-137752), filed with the SEC on October 3, 2006).
4.1

Specimen Certificate for Registrant’s common stock (incorporated by reference to the registrant’s Registration Statement on Form S-3 (Registration No. 333-157292), filed with the SEC on February 12, 2009)

4.2

Form of the Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes issued by the Company (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on September 3, 2009).

4.3

Tranche A Indenture by and among the Company, China Safetech Holdings Limited, and The Bank of New York Mellon, dated September 2, 2009 (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on September 3, 2009).

4.4

The Second Amended and Restated Investor Rights Agreement by and among the Company, China Safetech Holdings Limited, China Security & Surveillance Technology (PRC), Inc., and Citadel Equity Fund Ltd., dated September 2, 2009 (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on September 3, 2009).

4.5

Notes Purchase Agreement by and among the Company, China Safetech Holdings Limited, China Security & Surveillance Technology (PRC), Inc., and Citadel Equity Fund Ltd., dated August 18, 2009 (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on August 21, 2009).

4.6

Notes Purchase Agreement by and among the Company and Citadel Equity Fund Ltd., dated October 22, 2009 (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on October 23, 2009).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP. *
23.1	Consent of GHP Horwath, P.C. *
23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page hereof).

* Filed herewith.